UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 29, 2024

Date of report (date of earliest event reported)

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9350 Excelsior Blvd., Suite 700
Hopkins, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DGII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting virtually on January 29, 2024. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1.	Christopher D. Heim and Sally J. Smith were elected as directors for three-year terms. Voting was as follows:

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Christopher D. Heim	25,630,840	5,919,901	8,628	2,472,247
Sally J. Smith	27,362,987	4,187,574	8,808	2,472,247

2.	A non-binding advisory proposal to approve the executive compensation disclosed in our proxy statement for the Annual Meeting received advisory approval based on 30,141,347 “for” votes and 1,403,683 “against” votes. 14,339 shares abstained from voting and there were 2,472,247 broker non-votes on this proposal.

3.	The stockholders recommended a 1-year frequency to approve executive compensation based on a non-binding advisory proposal that received 29,298,968 for a 1-year frequency, 12,328 for a 2-year frequency and 2,238,937 for a 3-year frequency. 9,136 shares abstained from voting and there were 2,472,247 broker non-votes on this proposal.

4.	The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024, with 33,994,778 shares voting for the proposal and 15,289 shares voting against the proposal. 21,549 shares abstained from voting on this proposal.

In light of the votes cast on proposal 3 and other relevant factors, our Board of Directors determined that a non-binding, advisory vote to approve executive compensation will be held on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 1, 2024

DIGI INTERNATIONAL INC.

By:	/s/ David H. Sampsell
David H. Sampsell
Vice President of Corporate Development, General Counsel & Corporate Secretary